U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
American Capital Strategies, Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2008, American Capital, Ltd. ("American Capital", or, the "Company") issued a press release describing an expansion and realignment of its senior management team, which included the creation of four new group presidents. In connection with the realignment, the Company's Chairman, Chief Executive Officer, and President, Malon Wilkus, will continue his existing responsibilities, but will no longer have the title of President, effective as of August 1, 2008. In addition, as of that date, American Capital's Executive Vice President and Chief Operating Officer, Ira Wagner, will become President, European Private Finance and will continue his role as President of European Capital Financial Services Limited, the Company's wholly-owned affiliate that manages European Capital Limited (LSE: ECAS). He will no longer have the title of Executive Vice President and Chief Operating Officer at American Capital.

A copy of the press release issued by the Company on July 28, 2008 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit
99.1	Press Release, dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: July 30, 2008	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary